UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2010

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code:  (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Northwest Natural Gas Company (the “Company”) was held on May 27, 2010.  At the meeting, shareholders voted on the following items:

Proposal 1:   The following nominees were elected to serve on the Board of Directors until the 2013 Annual Meeting or until their successors have been duly qualified and elected.

Director	Vote For	Withheld
Tod R. Hamachek	18,559,730	334,468
Jane L. Peverett	18,609,531	284,667
Kenneth Thrasher	18,618,852	275,346
Russell F. Tromley	18,562,348	331,850

Broker non-votes totaled 4,835,212.

Proposal 2:  The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2010 was ratified.

Vote For	Vote Against	Abstained	Broker Non-Votes
23,356,155	261,292	111,963	N/A

Item 8.01  Other Events.

On May 27, 2010, the Company’s Board of Directors approved an extension to the Company’s share repurchase program for our common stock, under which the Company purchases shares on the open market or through privately negotiated transactions.  The Company now has Board authorization through May 31, 2011 to repurchase up to an aggregate of 2.8 million shares or up to an aggregate of $100 million.  Since the program’s inception in 2000, the Company has repurchased 2.1 million shares of common stock at a total cost of $83.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: June 2, 2010	/s/ MardiLyn Saathoff
Chief Governance Officer, Deputy General Counsel
and Corporate Secretary

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